Exhibit 13

Certification

 Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Desarrolladora Homex, S.A.B. de C.V. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The annual report of the Company on Form 20-F for the year ended December 31, 2011 (the “Form 20-F”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods referred to in the Form 20-F.

/s/ Gerardo de Nicolás Gutiérrez
Dated: April 29, 2012	Gerardo de Nicolás Gutiérrez
Chief Executive Officer

/s/ Carlos Moctezuma Velasco
Dated: April 29, 2012	Carlos Moctezuma Velasco
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.